8. In the event that as of the end of any calendar quarter after the date of the Endorsement the Reinsurer’s risk-based capital ratio is less than 400%, the Reinsurer shall immediately thereafter post security in an amount equal to 110% of the Exposure, which shall be comprised of assets acceptable to the Company as set forth in the Investment Policy. 9. The Effective Date of this Post-Termination Endorsement No. 2 shall be the latest date that the Vermont Department of Financial Regulation (the “DFR”) approves each of the following agreements in the form executed by the parties, subject to any changes to the agreements requested by the DFR that are mutually agreed to by the parties: a. The Amended and Restated Loan Agreement between AmTrust Financial Services, Inc. (as borrower) and Maiden Reinsurance Ltd. (as lender) dated January 1, 2025; b. The Loan Agreement between AmTrust International Insurance, Ltd. (as lender) and Maiden Reinsurance Ltd. (as borrower) dated December 31, 2024; and c. Post-Termination Endorsement No. 3 dated December 31, 2024 to the Amended and Restated Reinsurance Agreement between AmTrust International Insurance, Ltd. (as the Company) and Maiden Reinsurance Ltd. (as the Reinsurer). IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officer, have executed this POST-TERMINATION ENDORSEMENT NO. 2 as of the dates set forth below: AMTRUST ASSICURAZIONI, S.p.A MAIDEN REINSURANCE LTD. By: Dated: By: Dated: 3 19/02/2025 February 19, 2025